Exhibit (j)

Execution Version

Master Custodian Agreement

This Agreement is made as of March 17, 2022 (this “Agreement”), among each BlackRock company (each, the “Company”) and each of its subsidiaries identified on Appendix A and each additional subsidiary which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Customer” and collectively, the “Customers”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”). All references in this Agreement to “the Customer” are to each of the entities listed on Appendix A, individually, as if this Agreement were between the relevant individual Customer and the Custodian.

Witnesseth:

Whereas, each Customer desires for the Custodian to provide certain custodial services relating to securities and other assets of the Customer; and

Whereas, the Custodian is willing to provide the services upon the terms contained in this Agreement;

Section 1.      Definitions. In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to a Customer, the board of directors, trustees or other governing body of the Customer.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment advisers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities primarily held outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means the investment manager or investment advisor of the Company.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Customer, the Customer’s Investment Advisor, or an individual or organization duly authorized by the Customer or the Investment Advisor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“UCC” means the Uniform Commercial Code of the State of New York as in effect from time to time.

“Underlying Portfolios” means collective investment vehicles with uncertificates shares or interests.

“Underlying Shares” means shares or other interests issued by an issuer of Underlying Portfolios.

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Customer to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

Section 2.      Employment of Custodian.

Section 2.1      General. Each Customer hereby employs the Custodian as a custodian of (a) securities and cash of each of Customer and (b) other assets of each of the Customers that the Custodian agrees to treat as financial assets. Each Customer agrees to deliver, or cause to be delivered, to the Custodian (i) all securities and cash of each Customer, (ii) all other assets of each Customer that such Customer desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Customer will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept or treat any asset that is not a security or cash as a financial asset.

Section 2.2     Sub-custodians. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Customer appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Customer in the Proper Instructions. The Custodian may place and maintain each Customer’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

Section 2.3     Relationship. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Customer is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Customer is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Customer. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 3.	Activities of the Custodian with Respect to Property Held in the United States.

Section 3.1      Holding Securities. The Custodian may deposit and maintain securities or other financial assets of a Customer in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Customer, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Customer and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Customer all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Customer, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian in the United States, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder and the Custodian shall be responsible for the acts and omissions of its agents hereunder as if performed by the Custodian hereunder. The Custodian may at any time or times in its discretion remove a bank or trust company as the Custodian’s agent.

Section 3.2      Registration of Securities. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Customer or in the name of any nominee of a Customer or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of the Customer under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Customer directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Customer on the securities and other financial assets and to notify the Customer of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 3.3      Bank Accounts. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Customer, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Customer, other than cash maintained by the Customer in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Customer may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 3.4      Collection of Income. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Customer shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Customer as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Customer in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Customer may be charged at the Custodian’s applicable rate for time credited.

Section 3.5     Delivery Out. The Custodian shall release and deliver out domestic securities and other financial assets of a Customer held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Customer, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Customer upon receipt of, and in accordance with, Proper Instructions on behalf of the applicable Customer, specifying the amount of the payment and the person or persons to whom the payment is to be made.

Section 3.6      Deposit of Customer Assets with the Underlying Transfer Agent. Underlying Shares of a Customer, shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Customer, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Customer.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Customer, the Custodian shall pay out cash of the Customer as so directed to purchase the Underlying Shares and record the payment from the account of the Customer on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Customer, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Customer on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Customer on the Custodian’s books and records.

Section 3.7     Proxies. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Customer, if the securities or other financial assets are registered otherwise than in the name of the Customer or a nominee of the Customer, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Customer such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

Section 3.8      Communications. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Customer all written information received by the Custodian from issuers of the securities and other financial assets being held for the Customer. The Custodian shall transmit promptly to the applicable Customer all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Customer all written information received by the Custodian regarding any class action or other collective litigation relating to Customer securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Customer, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Customer beyond such forwarding of written information received by the Custodian, except as may otherwise be mutually agreed to in writing between the Custodian and a Customer.

Section 4.	Provisions Relating to Rules 17f-5 and 17f-7.

Section 4.1.     Definitions. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Customer and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means, in relation to a Customer, any of the Customer’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Customer in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

Section 4.2.       The Custodian as Foreign Custody Manager.

4.2.1     Delegation. Each Customer, by resolution adopted by its Board, has delegated to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Customers held outside the United States. The Custodian hereby accepts such delegation (the Custodian, in such delegated capacity, the Foreign Custody Manager). By giving at least 30 days’ prior written notice to the Customer, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Customer generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2     Exercise of Care as Foreign Custody Manager. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3    Foreign Custody Arrangements. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Customers with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended by the Foreign Custody Manager from time to time upon notice to the Customers in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by a Customer to open an account, and to place and maintain Foreign Assets, for the Customer in each applicable Covered Foreign Country. Each Customer shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to the Customer for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Customer Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Customer for the Covered Foreign Country.

4.2.4     Scope of Delegated Responsibilities: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. The liability of the Foreign Custody Manager with respect to the acts or omissions of an Eligible Foreign Custodian is addressed in Section 14.4. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Customer.

4.2.5     Reporting Requirements. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by making available to the Customer an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Customers described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6     Representations. The Foreign Custody Manager represents to each Customer that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Customer represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Customers and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Customer in each Covered Foreign Country.

4.2.7     Termination by a Customer of the Custodian as Foreign Custody Manager. By giving at least 30 days’ prior written notice to the Custodian, a Customer may terminate the delegation to the Custodian as the Foreign Custody Manager for the Customer. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Customer.

Section 4.3      Monitoring of Eligible Securities Depositories. The Custodian shall (a) provide the Customer or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify the Customer or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

Section 5.	Activities of the Custodian with Respect to Property Held Outside the United States.

Section 5.1.     Holding Securities. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to the Customers the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System, and shall provide or make available information to a Customer and such other persons as a Customer may designate with respect to the registration status of each Customer’s securities and a record of securities held by each Customer and such Customer’s respective interest therein. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Customers, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Customer maintained in the account shall identify those securities and other financial assets as belonging to the Customer and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

Section 5.2.    Registration of Foreign Securities. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Customer or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. Each Customer agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Customer under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

Section 5.3.    Indemnification by Eligible Foreign Custodians. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Customer’s election, a Customer shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Customer has not been made whole for the loss, cost or expense. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name with respect to an Eligible Foreign Custodian.

Section 5.4         Bank Accounts.

5.4.1   General. The Custodian shall identify on its books as for the account of the applicable Customer the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Customer of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Customer with an Eligible Foreign Custodian. The Custodian shall not maintain such cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to the Customer. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the State of New York. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2   Non-U.S. Branch and Non-U.S. Dollar Deposits . In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

Section 5.5.      Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Customer shall be entitled. If extraordinary measures are required to collect the income or payment, the Customer and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Customer as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Customer in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Customer may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 5.6.    Transactions in Foreign Custody Account.

5.6.1     Delivery Out . The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Customer and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of, and in accordance with, Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of a Customer only upon receipt of, and in accordance with, Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.6.2    Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Customers and delivery of Foreign Assets maintained for the account of the Customers may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.6.3     Settlement Practices. The Custodian shall provide to the Customer or its Investment Advisor the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

Section 5.7       Shareholder or Bondholder Rights. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights, including delivery to the Customer of any proxies, proxy soliciting materials and all applicable notices, with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Customer to exercise shareholder and bondholder rights.

Section 5.8.     Communications. The Custodian shall transmit promptly to the applicable Customer written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Customer. The Custodian shall transmit promptly to the applicable Customer written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Customer all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Customer regarding any class action or other collective litigation relating to the Customer’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Customer for the Customer, including, but not limited to, opt- out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Customer beyond such forwarding of written information received by the Custodian, except as may otherwise be mutually agreed to in writing between the Custodian and a Customer.

Section 6.      Foreign Exchange.

Section 6.1.     Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 6.2.     Customer Elections. Each Customer (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Customer or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Customer (or its Investment Advisor) instructs the Custodian, on behalf of the Customer, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Customer, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Customer (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 6.3.    Customer Acknowledgement Each Customer acknowledges that in connection with all foreign exchange transactions entered into by the Customer (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Customer or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Customer or its Investment Advisor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Customer or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Customer or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

Section 6.4.   Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Customer (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Customer (or its Investment Advisor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Customer or the Investment Advisor.

Section 6A.    Contractual Settlement Services (Purchase/Sales).

Section 6A.1  General. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of each Customer on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Customer or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

Section 6A.2  Provision of Services. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Customer, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Customer.

Section 6A.3  Purchase Consideration. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Customer as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market in accordance with prevailing standards for transactions by institutions. The Custodian shall promptly recredit the amount at the time that a Customer notifies the Custodian by Proper Instruction that the transaction has been canceled.

Section 6A.4   Sales and Redemptions. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Customer as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market in accordance with prevailing standards for transactions by institutions. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Customer) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 6A.5.  Reversals of Provisional Credits or Debits. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Customer shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Customer to the Custodian and may be debited from any deposit or other account held for benefit of the Customer.

Section 7.      Tax Services.

Section 7.1      Customer Information. Each Customer will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Customer may be entitled that is not applicable to the general nationality and category of person to which the Customer belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Customer engages or proposes to engage in investment activity or where Customer assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Customer represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

Section 7.2     Tax Responsibility. The Customer shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Customer or any transactions related thereto. Subject to compliance by the Customer with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Customer pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Customer by the Custodian or otherwise, the Custodian may apply any credit balance in the Customer’s deposit account to the extent necessary to satisfy such Tax obligation. The Customer shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Customer, other than those Tax services as set out specifically in this Section 7. The Customer agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Customer.

Section 7.3     Tax Relief. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Customer with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Customer. The Custodian shall provide information on reduction at source and tax reclaim processing in its Tax Entitlement Service Overview made available to the Customer on the Custodian’s customer portal, “my.statestreet.com.” The Custodian shall maintain tax entitlement accruals for possible tax benefits available in markets of investment and monitor tax entitlements and tax reclaim accruals based on existing situations in markets of investment with respect to the Customer’s entitlements. The Custodian shall facilitate communications to the Customer’s local tax consultants and Eligible Foreign Custodians with respect to reporting, payment and filing requirements regarding capital gains processing. Unless otherwise informed by the Customer, the Custodian shall be entitled to categorize a Customer in the relevant tax category according to its nationality, particulars of its organization and other relevant details supplied by the Customer.

Section 8.      [Reserved]

Section 9.      Proper Instructions.

Section 9. 1     Form and Security Procedures. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Customer has followed any security procedures agreed to in writing from time to time by the applicable Customer and the Custodian.

Section 9.2      Reliance on Officer’s Certificate. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Customer shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Customer. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3      Untimely Proper Instructions. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Section 10.     Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the applicable Customer:

1)	Make payments to itself or others for normal and routine expenses to facilitate the settlement of securities transactions that are customary in the markets in which the Customer is trading and relating to the Custodian’s duties under this Agreement; provided that all such payments shall be accounted for to the Customer;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Customer, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Customer except as otherwise directed by the applicable Board.

Section 11.       Reserved.

Section 12.       Records.

The Custodian shall with respect to each Customer create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Customer under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Customer and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Customer and employees and agents of the SEC. The Custodian shall, at the Customer’s request, supply the Customer with a tabulation of securities owned by each Customer and held by the Custodian and shall, when requested to do so by the Customer and for such compensation as shall be agreed upon between the Customer and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Customer, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Customer by state or federal regulatory agencies, to produce the records of the Customer or the Custodian’s personnel as witnesses, the Customer agrees to pay the Custodian for the Custodian’s reasonable time and expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement. The Custodian shall, to the extent permitted by law, provide notice to the applicable Customer promptly after receipt of any request for records by an entity other than such Customer. Upon request, the Custodian shall provide the applicable Customer with an update on the fees and expenses incurred in responding to any such requests for records.

Section 13.       Customer’s Independent Accountants; Reports.

Section 13.1   Opinions. The Custodian shall take all reasonable action, as a Customer with respect to a Customer may from time to time request, to obtain from year to year favorable opinions from the Customer’s independent accountants with respect to its activities hereunder in connection with the preparation of the Company’s Form 10, Form 10-K or other annual reports to the SEC and with respect to any other requirements thereof.

Section 13.2   Reports. Upon reasonable request of a Customer, the Custodian shall provide the Customer with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Customer with such reports as the Customer may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

Section 14.      Custodian’s Standard of Care; Exculpation.

14.1    Standard of Care. In carrying out the provisions of this Agreement, the Custodian shall act (i) with reasonable care and diligence and in good faith, (ii) without negligence, fraud, willful misconduct, willful omission or bad faith, and at least at the same standard of care as the Custodian provides for itself and its affiliates (“Affiliates”) with respect to similar services, and (iii) with the level of skill and care which would be expected from a reasonably skilled and experienced professional provider of services similar to the services provided under this Agreement. Subject to the terms of the Agreement, including any exculpatory language, the Custodian shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless and to the extent the Custodian fails to exercise such standard of care. Upon the occurrence of any event that causes or that the Custodian believes or a Customer reasonably believes will imminently cause any loss, damage or expense to any Customer, the Custodian (i) shall take and (ii) shall take all reasonable steps to cause any applicable sub-custodian to take all commercially reasonable steps (to the extent consistent with the Custodian’s obligations pursuant to Rules 17f-5 and 17f-7, as applicable) to mitigate the effects of such event and to avoid continuing harm to a Customer.

14.2    Reliance on Proper Instructions. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Customer and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Customer.

14.3    Other Reliance. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Customer or any third party on behalf of the Customer. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Customer. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Customer arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Customer by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon reasonable advice of reputable counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice; provided, however, that with respect to the reliance on such reasonable advice and the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth above. The Custodian and the applicable Customers shall mutually agree as to which entity will bear the cost of such advice of counsel.

14.4       Liability for Foreign Custodians and U.s. Sub-Custodians. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian and of any domestic sub-custodian selection by the Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Customer elects to invest. If a Customer directs the Custodian to appoint a specific domestic sub-custodian, the Custodian shall, with respect to such domestic sub-custodian, be responsible only for losses arising from its own failure to meet the standard of care set forth in Section 14.1.

14.5       Insolvency and Country Risk. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian or U.S. sub-custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Customer or Customer resulting from or caused by Country Risk.

14.6       Force Majeure and Third Party Actions. The Custodian shall be without responsibility or liability to any Customer or Customer for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Customer, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or a domestic sub-custodian designated by a Customer pursuant to Section 2.2; (d) the failure of any Customer, its Investment Advisor, Customer or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Customer, any Customer, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7       Indirect/Special/Consequential Damages. Notwithstanding any other provision set forth herein, in no event shall either party be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether a party has been advised of the possibility of such damages, except to the extent any such damages cannot be excluded or limited as a matter of law applicable to either party.

14.8       Delivery of Property. The Custodian shall not be responsible for any securities or other assets of a Customer which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9       No Investment Advice. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Customer or its Investment Advisor or by a Customer. The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between a Customer and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Customer or a Customer or on its behalf.

14.10     Communications. Subject to Section 14.1, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Customer at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such securities or other financial assets, (b)   the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11     Loaned Securities. Income due to each Customer on securities or other financial assets loaned shall be the responsibility of the applicable Customer. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Customer with such information or data as may be necessary to assist the Customer in arranging for the timely delivery to the Custodian of the income to which the Customer is entitled, except as may otherwise be mutually agreed to in writing between the Custodian and a Customer.

14.12     Trade Counterparties. A Customer’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Customer’s sole risk, and the Custodian shall not be obligated to make demands on the Customer’s behalf if the Customer’s counterparty defaults. If a Customer’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Customer’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

Section 15.	Compensation and Indemnification of Custodian; Security Interest.

Section. 15.1   Compensation. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Customer and the Custodian.

Section 15.2   Indemnification. Each Customer severally and not jointly agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in a manner consistent with the standard of care set forth in Section 14.1, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Customer pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Customer, the Customer or the Custodian as custodian of the assets of the Customer or the Customer. If a Customer instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Customer being liable therefor, the Customer, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

Section 15.3   Security Interest. Each Customer hereby grants to the Custodian, to secure the payment and performance of the Customer’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Customer by or through the Custodian. The obligations include, without limitation, the Customer’s obligations to reimburse the Custodian if the Custodian or any of its Affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Customer for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Customer’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Customer fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Customer’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Customer’s payment or reimbursement obligations, whether contingent or otherwise.

Section 16.     Effective Period and Termination.

Section 16.1   Term. This Agreement shall remain in full force and effect for an initial term of one (1) year from the effective date (the “Initial Term”) . After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms. Following the Initial Term, this Agreement may be terminated by the Company upon no less than ninety (90) days’ prior written notice to the Custodian or by the Custodian upon no less than 180 days’ prior written notice to the applicable Customers.

Section 16.2   Termination. Either party may terminate this Agreement as to a Customer: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non- breaching party, within, as applicable: (i) 180 days’ written notice being given by the Custodian, as the non-breaching party, of the breach, or (i) 60 days’ written notice being given by the Customers, as the non-breaching party, of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

Section 16.3   Payments Owing to the Custodian. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Customer, the applicable Customer shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. In the event of: (a) any Customer’s termination of this Agreement with respect to such Customer in any manner other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Customer (or its respective successor), the applicable Customer shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Customer) and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Customer’s cash and its securities and other financial assets as set forth in Section 17.

Section 16.4    Exclusions. No full term payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of the Company and distribution of the Company’s assets as a result of the Board’s determination in its reasonable business judgment that the Company is no longer viable or that the liquidation is in the best interest of the Company, (b) a merger of a Company subsidiary into, or the consolidation of a Company subsidiary with, the Company or another Company subsidiary, or (c) the sale by the Company of all or substantially all of its assets to another organization and, in the case of a transaction referred to in the foregoing clause (b) or (c) the Company provides 90 days’ prior written notice in advance of the closing date of any such transactions.

Section 16.5   Effect of Termination. Termination of this Agreement with respect to any one particular Company subsidiary shall in no way affect the rights and duties under this Agreement with respect to the Company or any other Company subsidiary. On termination of this Agreement by either party for any reason, while the Customer will undertake reasonable efforts to appoint a new custodian as soon as possible after receiving a notice of termination, if the Customer has not transitioned to a new custodian as of the date of termination, Custodian will continue to provide the services pursuant to this Agreement until such time as the services have been transitioned to a new custodian at the then current fee rates at the time of such termination or expiration. Custodian agrees to promptly upon request from the Company transfer an electronic copy (in a format as reasonably agreed by the parties) of any records and related supporting documentation held by it under this Agreement to the Customer and Company or to any replacement custodian or to such other person as the Customer may direct. Custodian will cooperate with the Customer and the Company in good faith in transitioning the services to any successor custodian and will also provide reasonable assistance to its successor in connection with such transition. Following termination of this Agreement with regard to any Customer, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

Section 17.    Successor Custodian.

Section 17.1   Successor Appointed. If a successor custodian shall be appointed for the Company and its subsidiaries, if any, by their Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Customer then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Customer held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

Section 17.2    No Successor Appointed. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Customer in accordance with the Proper Instructions.

Section 17.3    No Successor Appointed and No Proper Instructions. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Customer then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Customer held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Customer.

Section 17.4    Remaining Property. If any cash or any securities or other financial assets of the Customer held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Customer to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

Section 17.5    Reserves. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of the Customer as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Customer secured by a security interest or right of recoupment or setoff in favor of the Custodian.

Section 18.     Remote Access Services Addendum. The Custodian and each Customer agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 19.    Loan Services Addendum. If a Customer directs the Custodian in writing to perform loan services, the Custodian and the Customer will be bound by the terms of the Loan Services Addendum attached hereto. The Customer shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Customer and the Custodian.

Section 20.    General.

Section 20.1    Governing Law. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the State of New York, without giving effect to any conflict of laws rules.

Section 20.2    [Reserved]

Section 20.3    Prior Agreements; Amendments. This Agreement supersedes all prior agreements between each Customer and the Custodian relating to the custody of the Customer’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Section 20.4    Assignment; Delegation. This Agreement may not be assigned by (a) any Customer without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Customer. Notwithstanding the foregoing, the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an Affiliate of the Custodian upon ninety (90) days’ prior written notice to the Customer. The Custodian shall retain the right to employ its Affiliates as well as agents, subcontractors, consultants and other third parties (each a “Delegate”) to provide or assist it in the provision of any part of the services described herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of any Customer. Except as otherwise provided below, the Custodian shall be responsible for the services delivered by and the acts and omissions of any such Delegate so employed as if the Custodian had provided such Services and committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. The Custodian will provide the Customer with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Custodian that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about Delegates as the Customer may reasonably request from time to time. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, authorized data sources, suppliers of Custodian’s third party technology, providers of market infrastructure, and other non-affiliated entities that provide similar assistance to the Custodian in its performance of its duties under this Agreement, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.

Section 20.5    Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and each Customer may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Customer’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

Section 20.6    Additional Company Subsidiaries. If any Company or subsidiary of the Company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, such Company or Company subsidiary shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the Company or Company subsidiary, as the case may be, shall become a Customer hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

Section 20.7     The Parties; Representations and Warranties. All references in this Agreement to the “Customer” are to each of the Company or a Company subsidiary thereof listed on Appendix A, and Company subsidiary thereof made subject to this Agreement in accordance with Section 20.6 above, individually, as if this Agreement were between the individual Customer and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Customer as to which the matter pertains.

20.7.1 Customer Representations And Warranties. Each Customer hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Customer’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Customer or any law or regulation applicable to it. The Company represents and warrants that is a closed-end investment company that has filed an election to be treated as a business development company pursuant to the 1940 Act. Each Company subsidiary that is a Customer represents and warrants that it is a wholly-owned subsidiary of the Company.

20.7.2 Custodian Representations and Warranties. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; and (f) it has and will maintain at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities of each Customer.

Section 20.8    Notices. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Customer:	c/o Blackrock Capital Investment Advisors, LLC

2951 28th Street, Suite 1000

Santa Monica, California

Attention: Erik Cuellar

Telephone 310 899 4925

With a copy to

c/o BlackRock, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Attention:     Chip Holladay

Telephone No.: 302.797.6001

c/o BlackRock Capital Investment Advisors, LLC

40 East 52nd Street

New York, NY 10022

Attention:     Laurence Paredes, General Counsel

Telephone No.:     212.810.5790

To the Custodian:	State Street Bank and Trust Company

100 Summer Street, Floor 5

Boston, MA 02110

Attention: Fred Willshire

State Street Alternative Investment Solutions

Telephone No.: 617-662-7245

with a copy to:	State Street Bank and Trust Company

Legal Division – Institutional Services Americas One

Lincoln Street

Boston, MA 02110

Attention: Senior Vice President and Senior Managing Counsel

Section 20.9    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

Section 20.10  Severability; No Waiver. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Section 20.11  Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

Section 20.12  Use of Data.

(a)      In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its Affiliates) may collect and store information regarding the Customers (“Customer Information”) and share such Customer Information with its Affiliates, agents, delegates and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between a Customer and the Custodian or any of its Affiliates and (ii) to carry out the internal management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance.

(b)      Except as expressly contemplated by this Agreement, nothing in this Section 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.12 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

Section 20.13  Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Customers’ shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 20.14   Limitation on Liability of Directors. Notice is hereby given that this Agreement is not executed on behalf of any directors of any Customer as individuals, and the obligations of this Agreement are not binding on any of the directors, officers, or shareholders of any Customer individually, but are binding only upon the property of each Customer. In relation to each Customer which is a business trust, this Agreement is executed and made by the Trustees of the Customer not individually, but as trustees under the Declarations of Trust of the Customer and the obligations of this Agreement are not binding upon any of such Trustees or upon any of the shareholders of the Customer individually, but bind only the trust estate of the Customer. The Custodian agrees that no shareholder, director or officer of any Customer may be held personally liable or responsible for any obligations of any Customer arising out of this Agreement.

Section 20.15  Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 20.16   Regulation GG. Each Customer represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Customer is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 20.17   Shareholder Communications Election. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Customer to indicate whether it authorizes the Custodian to provide such Customer’s name, address, and share position to requesting companies whose securities the Customer owns. If a Customer tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Customer tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Customer as consenting to disclosure of this information for all securities owned by the Customer or any funds or accounts established by the Customer. For a Customer’s protection, the Rule, as applicable, prohibits the requesting company from using the Customer’s name and address for any purpose other than corporate communications. Please indicate below whether the Customer consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Customer’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Customer’s name, address, and share positions.

[Remainder of the page intentionally left blank]

Signature Page

In Witness Whereof, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH BLACKROCK COMPANY LISTED ON APPENDIX A

By:	/s/ Erik L. Cuellar
Name:	Erik L. Cuellar
Title:	Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Deborah K. Montgomery
Name:	Deborah K. Montgomery
Title:	Vice President

APPENDIX A

to

Master Custodian Agreement

BDC COMPANIES AND SUBSIDIARIES

Company Name	Subsidiary Name

BlackRock Private Credit Fund	None

Global Custody Network

Schedule A

Quarter Ended December 31, 2021

Changes from the previous quarter’s Schedule A, List of Subcustodians are reflected in red, italic font below.

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a. LEI: 529900XTU9H3KES1B287	Tish Daija Kompleski Kika 2 Tirana, Albania
Argentina	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Bartolome Mitre 530 1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia
Austria	UniCredit Bank Austria AG LEI: D1HEB8VEU6D9M8ZUXG17	Global Securities Services Austria Rothschildplatz 1 A-1020 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	1st Floor, Bldg. #2505 Road # 2832, Al Seef 428 Kingdom of Bahrain
Bangladesh	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh
Belgium	BNP Paribas Securities Services, S.C.A., France (operating through its Paris branch with support from its Brussels branch) LEI: 549300WCGB70D06XZS54	9, rue du Débarcadère 93500 Pantin, France
Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

STATE STREET CORPORATION      1

Bermuda	HSBC Bank Bermuda Limited LEI: 0W1U67PTV5WY3WYWKD79	6 Front Street Hamilton, HM06, Bermuda
Federation of Bosnia and Herzegovina	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited LEI: 5493007VY27WWF8FF542	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana
Brazil	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	AV Paulista 1111 São Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe plc, Bulgaria branch LEI: N1FBEDJ5J41VKZLO2475	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria
	UniCredit Bulbank AD LEI: 549300Z7V2WOFIMUEK50	7 Sveta Nedelya Square 1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Canada	State Street Trust Company Canada LEI: 549300L71XG2CTQ2V827	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6
Chile	Banco de Chile LEI: 8B4EZFY8IHJC44TT2K84	Ahumada 251 Santiago, Chile
People’s Republic of China	Providing custodial services for the China A-share market, China B-share market, and China Interbank Bond Market:
HSBC Bank (China) Company Limited
(as delegate of The Hongkong  and Shanghai Banking Corporation Limited)
	LEI: 2CZOJRADNJXBLT55G526	33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)
	Providing custodial services for the China A-share market and China Interbank Bond Market: China Construction Bank Corporation LEI: 5493001KQW6DM7KEDR62	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing 100032-33, China

STATE STREET CORPORATION      2

China Connect	Citibank N.A. LEI: 8E57ODZWZ7FF32TWEFA76	39/F., Champion Tower 3 Garden Road Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen's Road Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited LEI: X5AV1MBDXGRPX5UGMX13	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria LEI: SSER7O0CV66FF0PRYK94	Carrera 9A, No. 99-02 Bogotá DC, Colombia
Costa Rica	Banco BCT S.A. LEI: 25490061PVFNGN0YMO97	160 Calle Central Edificio BCT San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d. LEI: 549300ZHFZ4CSK7VS460	Custody Department Radnička cesta 50 10000 Zagreb, Croatia
	Zagrebacka Banka d.d. LEI: PRNXTNXHBI0TSY1V8P17	Savska 60 10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch) LEI: 549300WCGB70D06XZS54	2 Lampsakou Str. 115 28 Athens, Greece
Czech Republic	Československá obchodní banka, a.s. LEI: Q5BP2UEQ48R75BOTCB92	Radlická 333/150 150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	BB Centrum – FILADELFIE Želetavská 1525/1 140 92 Praha 4 - Michle, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch) LEI: F3JS33DEI6XQ4ZBPTN86	Bernstorffsgade 50 1577 Copenhagen, Denmark
Egypt	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boomerang Building – Plot 48 – AlSalam Axis Street First District – 5th Settlement – 11835 Cairo, Egypt
Estonia	AS SEB Pank LEI: 549300ND1MQ8SNNYMJ22	Tornimäe 2 15010 Tallinn, Estonia

STATE STREET CORPORATION      3

Eswatini	Standard Bank Eswatini Limited LEI: 2549000IV408A4RRND84	Standard House, Swazi Plaza Mbabane, Eswatini H101
Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch) LEI: F3JS33DEI6XQ4ZBPTN86	Securities Services Box 630 SF-00101 Helsinki, Finland
France	BNP Paribas Securities Services, S.C.A. LEI: 549300WCGB70D06XZS54	9, rue du Débarcadère 93500 Pantin, France
Republic of Georgia	JSC Bank of Georgia LEI: 549300RPLD8RXL49Z691	29a Gagarini Str. Tbilisi 0160, Georgia
Germany	State Street Bank International GmbH LEI: ZMHGNT7ZPKZ3UFZ8EO46	Brienner Strasse 59 80333 Munich, Germany
	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Plc LEI: 549300WFGKTC3MGDCX95	P. O. Box 768 1st Floor High Street Building Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A. LEI: 549300WCGB70D06XZS54	2 Lampsakou Str. 115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 30, HSBC Main Building 1 Queen's Road Central, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe LEI: N1FBEDJ5J41VKZLO2475	7 Szabadság tér, Bank Center Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt. LEI: Y28RT6GGYJ696PMW8T44	6th Floor Szabadság tér 5-6 H-1054 Budapest, Hungary
Iceland	Landsbankinn hf. LEI: 549300TLZPT6JELDWM92	Austurstræti 11 155 Reykjavik, Iceland
India	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India

 Information Classification: Limited Access

STATE STREET CORPORATION      4

	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	FIFC, 11th Floor C-54/55, G Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 098, India
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai 400 063, India
Indonesia	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Deutsche Bank Building, 4th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia
	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Menara Standard Chartered 5th floor Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Israel	Bank Hapoalim B.M. LEI: B6ARUI4946ST4S7WOU88	50 Rothschild Boulevard Tel Aviv, Israel 61000
Italy	Intesa Sanpaolo S.p.A. LEI: 2W8N8UU78PMDQKZENC08	Financial Institutions – Transactions Services Piazza della Scala, 6 20121 Milan, Italy
Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A. LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Japan	Mizuho Bank, Limited LEI: RB0PEZSDGCO3JS6CEU02	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo 108-6009, Japan
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo 1030027, Japan
Jordan	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	Shmeissani Branch Al-Thaqafa Street, Building # 2 P.O. Box 926190 Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan LEI: 95XXGORQK31JZP82OG22	Park Palace, Building A, 41 Kazibek Bi street, Almaty A25T0A1, Kazakhstan

 Information Classification: Limited Access

STATE STREET CORPORATION      5

Kenya	Standard Chartered Bank Kenya Limited LEI: 549300RBHWW5EJIRG629	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya
Republic of Korea	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	18th Fl., Young-Poong Building 41 Cheonggyecheon-ro Jongro-ku-, Seoul 03188, Korea
	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	8F, HSBC Building 37, Chilpae-ro, Jung-gu, Seoul 04511, Korea
Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	Kuwait City, Sharq Area Abdulaziz Al Sager Street Al Hamra Tower, 37F P. O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka LEI: 549300YW95G1VBBGGV07	Unicentrs, Valdlauči LV-1076 Kekavas pag., Rigas raj., Latvia
Lithuania	AB SEB bankas LEI: 549300SBPFE9JX7N8J82	Konstitucijos Ave. 24 LT 08105 Vilnius, Lithuania
Malawi	Standard Bank PLC LEI: 2549004FJV2K9P9UCU04	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi
Malaysia	Standard Chartered Bank Malaysia Berhad LEI: 549300JTJBG2QBI8KD48	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	6F HSBC Centre 18 CyberCity Ebene, Mauritius
Mexico	Banco Nacional de México, S.A. LEI: 2SFFM4FUIE05S37WFU55	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF 01219
Morocco	Citibank Maghreb S.A. LEI: 5493003FVWLMBFTISI11	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca 20190, Morocco

 Information Classification: Limited Access

STATE STREET CORPORATION      6

Namibia	Standard Bank Namibia Limited LEI: 254900K6TJFDYKSQWV49	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia
Netherlands	BNP Paribas Securities Services, S.C.A., France (operating through its Paris branch with support from its Amsterdam branch) LEI: 549300WCGB70D06XZS54	9, rue du Débarcadère 93500 Pantin, France
New Zealand	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	Level 21, HSBC Tower 188 Quay St. Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc. LEI: 549300NIVXF92ZIOVW61	Plot 1712 Idejo St Victoria Island, Lagos 101007, Nigeria
Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch) LEI: F3JS33DEI6XQ4ZBPTN86	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway
Oman	HSBC Bank Oman S.A.O.G. (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800YRPSOSH9OA2V29	2nd Floor Al Khuwair P.O. Box 1727 PC 111 Seeb, Oman
Pakistan	Deutsche Bank AG LEI: 7LTWFZYICNSX8D621K86	Avari Plaza 242 & 243 Fatima Jinnah Road Karachi – 75530, Pakistan
	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	15th Floor, The Harbour Front Dolmen City Block 4, Scheme 5 Clifton Karachi - 75500, Pakistan
Panama	Citibank, N.A. LEI: E57ODZWZ7FF32TWEFA76	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 0834-00555
Peru	Citibank del Perú, S.A. LEI: MYTK5NHHP1G8TVFGT193	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Perú

 Information Classification: Limited Access

STATE STREET CORPORATION      7

Philippines	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	8th Floor, Skyplaza Building 6788 Ayala Avenue Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A. LEI: XLEZHWWOI4HFQDGL4793	ul. Senatorska 16 00-293 Warsaw, Poland
Portugal	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland
Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 549300F99IL9YJDWH369	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania branch LEI: N1FBEDJ5J41VKZLO2475	8, Iancu de Hunedoara Boulevard 712042, Bucharest Sector 1, Romania
Russia	AO Citibank LEI: CHSQDSVI1UI96Y2SW097	8-10 Gasheka Street, Building 1 125047 Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia
(as delegate of The Hongkong  and Shanghai Banking Corporation Limited)
LEI: 558600MV09XWUB38H245

Saudi British Bank
(as delegate of The Hongkong  and Shanghai Banking
Corporation Limited)
	LEI: 558600TQS0WENZUC5190	HSBC Head Office 7267 Olaya - Al Murooj Riyadh 12283-2255 Kingdom of Saudi Arabia Prince Abdulaziz Bin Mossaad Bin Jalawi Street (Dabaab) Riyadh 11413 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Serbia	UniCredit Bank Serbia JSC LEI: 52990001O0THU00TYK59	Jurija Gagarina 12 11070 Belgrade, Serbia
Singapore	Citibank N.A. LEI: E57ODZWZ7FF32TWEFA76	3 Changi Business Park Crescent #07-00, Singapore 486026
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s. LEI: KR6LSKV3BTSJRD41IF75	Ŝancová 1/A 813 33 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d. LEI: 549300O2UN9JLME31F08	Ameriška ulica 2 SI-1000 Ljubljana, Slovenia

 Information Classification: Limited Access

STATE STREET CORPORATION      8

South Africa	FirstRand Bank Limited LEI: ZAYQDKTCATIXF9OQY690	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Chartered Bank LEI: RILFO74KP1CM8P6PCT96	115 West Street, 2nd Floor Sandton, Johannesburg 2000 Republic of South Africa
Spain	Citibank Europe plc, Dublin, Ireland LEI: N1FBEDJ5J41VKZLO2475	1 North Wall Quay Dublin 1, Ireland
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited LEI: 2HI3YI5320L3RW6NJ957	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d. LEI: 549300RGT0JMDJZKVG34	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Sweden	Skandinaviska Enskilda Banken AB (publ) LEI: F3JS33DEI6XQ4ZBPTN86	Sergels Torg 2 SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse (Switzerland) Ltd. LEI: 549300CWR0W0BCS9Q144	Uetlibergstrasse 231 8070 Zurich, Switzerland
	UBS Switzerland AG LEI: 549300WOIFUSNYH0FL22	Max-Högger-Strasse 80-82 CH-8048 Zurich-Alstetten, Switzerland
Taiwan - R.O.C.	Standard Chartered Bank (Taiwan) Limited LEI: 549300QJEO1B92LSHZ06	MF, No.179 Liaoning St. Zhongshan District, Taipei 10487, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited LEI: 549300RLNUU3GJS6MK84	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited LEI: 549300O1LQYCQ7G1IM57	Sathorn Nakorn Tower 14th Floor, Zone B 90 North Sathorn Road Silom, Bangkok 10500, Thailand
Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast LEI: 54930016MQBB2NO5NB47	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

 Information Classification: Limited Access

STATE STREET CORPORATION      9

Tunisia	Union Internationale de Banques LEI: 549300WKCW12LEPUMV07	65 Avenue Bourguiba 1000 Tunis, Tunisia
Turkey	Citibank, A.Ş. LEI: CWZ8NZDH5SKY12Q4US31	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited LEI: 549300W7CNYGJ68XGD27	5 Speke Road P.O. Box 7111 Kampala, Uganda
Ukraine	JSC Citibank LEI: 549300E0ROTI7ACBZH02	16-g Dilova St. Kyiv 03150, Ukraine
United Arab Emirates Dubai Financial Market	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Arab Emirates Dubai International Financial Center	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Arab Emirates Abu Dhabi	First Abu Dhabi Bank P.J.S.C. LEI: 2138002Y3WMK6RZS8H90	FAB Building Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316 Abu Dhabi, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch LEI: 213800YAZLPV26WFM449	Quartermile 3 10 Nightingale Way Edinburgh EH3 9EG, Scotland
United States	State Street Bank and Trust Company LEI: 571474TGEMMWANRLN572	1776 Heritage Drive North Quincy, Massachusetts, United States 02171
Uruguay	Banco Itaú Uruguay S.A. LEI: 549300HU8OQS1VTVXN55	Zabala 1463 11000 Montevideo, Uruguay
Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) LEI: 213800H95OG9OHRT4Y78	Floor 2, The Metropolitan, 235 Dong Khoi, District 1 Ho Chi Minh City, Vietnam

STATE STREET CORPORATION      10

Zambia	Standard Chartered Bank Zambia Plc. LEI: 549300247QDZHDI30A83	Standard Chartered House Stand No. 4642 corner of Mwaimwena Road and Addis Abba Drive, 4th floor 10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited) LEI: 5493001KJTIIGC8Y1R12	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

STATE STREET CORPORATION      11

Depositories Operating in Network Markets

Schedule B

Quarter Ended December 31, 2021

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt
Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments
Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments
Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)
Bahrain	Bahrain Clear Company	Equities
Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds
Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments
Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Bermuda	Bermuda Securities Depository	Equities, corporate bonds

STATE STREET CORPORATION     1

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments
Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds
Brazil	Brasil, Bolsa, Balcão S.A. (B3)	Equities, corporate bonds, and money market instruments
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury
Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds
Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset- backed securities
Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments
People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
	China Central Depository and Clearing Co., Ltd.	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
	Shanghai Clearing House	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds

STATE STREET CORPORATION     2

China Connect	China Securities Depository and Clearing Corporation Limited (CSDCC), Shanghai and Shenzhen Branches	A shares traded on the Shanghai or Shenzhen stock exchanges through Stock Connect
	China Central Depository and Clearing Co., Ltd. (CCDC)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
	Shanghai Clearing House (SHCH)	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds
	Central Moneymarkets Unit (CMU)	All Bond Connect securities purchased by investors through Northbound trading are held in an omnibus nominee account in the name of the CMU at the CCDC or SHCH.
	Hong Kong Securities Clearing Company Limited (HKSCC)	All Stock Connect securities purchased by investors through Northbound trading are held in an omnibus account with the CSDCC and the HKSCC is recognized as the registered nominee holder of the safekept securities.
Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments
Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores
Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments
Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments
Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills
Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants
Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds

Information Classification: Limited Access

STATE STREET CORPORATION     3

Estonia	Nasdaq CSD SE	All registered equity and debt securities
Eswatini	Central Bank of Eswatini	Treasury bills and Treasury bonds
Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments
France	Euroclear France	Government securities, equities, bonds, and money market instruments
Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities
Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates
Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds
Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited
Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes
Iceland	Nasdaq CSD SE, útibú á Íslandi	Government securities, equities, corporate bonds, and money market instruments
India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities

STATE STREET CORPORATION     4

Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments
Ireland	Euroclear Bank S.A./N.V.	Equities, corporate bonds, government securities
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units
Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants
Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments
Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds
Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt
Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments
Kuwait	Kuwait Clearing Company KSC	Money market instruments, equities, and corporate bonds

STATE STREET CORPORATION     5

Latvia	Nasdaq CSD SE	Equities, government securities, corporate bonds, and money market instruments
Lithuania	Nasdaq CSD SE	All securities available for public trading
Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills, and equities
Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad
Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)
Mexico	S.D. Indeval, S.A. de C.V.	All securities
Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper
Namibia	Bank of Namibia	Treasury bills
Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds
New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange
	FMDQ Depository Limited	Treasury bills, equities, corporate bonds, corporate money market instruments

STATE STREET CORPORATION     6

Norway	Verdipapirsentralen ASA	All listed securities
Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt
Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities
Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities
Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange
Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	National Registry of Scripless Securities (nROSS) of the Bureau of the Treasury	Government securities
Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts
Portugal	INTERBOLSA – Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments
Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange
Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds
Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB
Saudi Arabia	Securities Depository Center Company	Equities, government securities, and Treasury bills

STATE STREET CORPORATION     7

Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Serbia	Central Securities Depository and Clearinghouse	All instruments
Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore
Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities
Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities
South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants
Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds
Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds
Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds
Sweden	Euroclear Sweden AB	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants
Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants
Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds
Tanzania	CSD & Registry Company Limited	Equities and corporate bonds

STATE STREET CORPORATION     8

Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds
Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Tunisia	Tunisie Clearing	All eligible listed securities
Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds
Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds
Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
	National Bank of Ukraine	Government securities
United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt
United Arab Emirates – Dubai Financial Market	Dubai Central Securities Depository LLC	Equities, government securities, and corporate debt listed on the DFM
United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments
United Kingdom	Euroclear UK & International Limited	GBP- and EUR-denominated money market instruments
United States	Depository Trust Company	equities, American depositary receipts, corporate debt, municipal debt, money market instruments
	Federal Reserve’s Fedwire Securities Service	U.S. Treasury and federal agency securities, mortgage-backed securities, platinum securities, certain real estate mortgage investment conduit (REMIC) issues, certain international agency securities
Uruguay	Banco Central del Uruguay	Government securities

STATE STREET CORPORATION     9

Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates
Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities
Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds
	Victoria Falls Stock Exchange Central Securities Depository (VFEX CSD)	Specific equities
TRANSNATIONAL DEPOSITORIES
Euroclear Bank S.A./N.V.		Domestic securities from more than 40 markets
Clearstream Banking, S.A.		Domestic securities from more than 50 markets

STATE STREET CORPORATION     10

Global Custody Network Publications

Schedule C

Publication / Type of Information	Brief Description

The Guide to Custody in World Markets (available on my.statestreet.com)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (available on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

Securities Depository Review (available on my.statestreet.com)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (available on my.statestreet.com)	With respect to each market in which State Street offers custodial services, annual opinions relating to whether local law restricts:

(i) access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,
(ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,
(iii) a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and
(iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

STATE STREET CORPORATION     1

Subcustodian Agreements (available upon request)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary via email and available on my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Risk Advisories (provided as necessary and available on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Foreign Custody Manager Material Change Notices (available on my.statestreet.com)	Quarterly informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

Copyright 2021 State Street Corporation

www.statestreet.com

STATE STREET CORPORATION     2

REMOTE ACCESS SERVICES ADDENDUM
TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and between each BlackRock company listed in Appendix A thereto (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

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The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

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LOAN SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each BlackRock company (each, the “Company”) and each subsidiary thereof identified on Appendix A thereto or made subject thereto pursuant to Section 20.6 thereof (together with the Company, each a “Customer” and collectively, the Customers”) and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Custodian”).

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Customer.

Section 1. Payment Custody. If a Customer wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement,

(a)         the Customer will cause the Custodian to be named as the Customer’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)         the Custodian will credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

Section 2. Monitoring. If a Customer wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)          the Customer will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request;

(b)          the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Customer that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Customer; and

Information Classification: Limited Access

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(c)           and any other services as the Customers and Custodian may agree in writing from time to time.

Section 3. Safekeeping.

(a)           Safekeeping Function. If a Customer wishes the Custodian to hold for safekeeping any document, instrument or agreement relating to a Loan, whether in written or electronic form and whether an original or copy (a “Loan Document”),

(i)           the Customer will (A) if the Loan Document is in a written or other tangible form, deliver the Loan Document to the Custodian and (B) otherwise transmit the Loan Document to the Custodian as an electronic record, in each case through a method of delivery or transmission approved by the Custodian, and

(ii)          the Custodian will (A) accept the delivery or transmission of the Loan Document, (B) hold or store the Loan Document as bailee for the benefit of the Customer, (C) promptly, upon the Customer’s request, deliver or transmit the Loan Document to the Customer or to any party as the Customer may specify and (D) at the request of the Customer but no more often than once each calendar quarter, provide to the Customer a list of the Loan Documents accepted by the Custodian pursuant to the foregoing clause (A) and of the Loan Documents delivered or transmitted out by the Custodian pursuant to the foregoing clause (C). The Custodian will be entitled to employ a sub-custodian to carry out any of the foregoing safekeeping duties.

(b)           Safekeeping Exculpation. The Custodian will have no obligation to (i) determine what Loan Documents may exist for a Loan, (ii) obtain any Loan Document that is not delivered or transmitted by the Customer to the Custodian, or (iii) examine the contents or determine the sufficiency of any Loan Document. The Custodian will be entitled to assume the genuineness, sufficiency and completeness of any Loan Document and the genuineness and due authority of any person whose signature appears on any Loan Document. The Custodian will have no liability for any act or omission of a sub-custodian or securities depository for a Loan Document.

Section 4. Exculpation of the Custodian.

(a)           Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Customer or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Customer or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

Information Classification: Limited Access

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(b)           Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Customer to have acquired good or record title to a Loan, (ii) ensure that the Customer’s acquisition of the Loan has been authorized by the Customer, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)           Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Customer, unless and except to the extent that the Custodian shall have received written notice of the sale from the Customer and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Customer under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Customer and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Customer. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

Information Classification: Limited Access

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